Exhibit 99.1

FOR IMMEDIATE RELEASE

ELLIE MAE REPORTS SECOND QUARTER 2015 RESULTS
Record Quarterly Revenue of $65.9 Million
Record Quarterly Seat Bookings of 11,800
Raises 2015 Revenue Guidance

PLEASANTON, CA - July 30, 2015 - Ellie Mae® (NYSE:ELLI), a leading provider of innovative on-demand software solutions and services for the residential mortgage industry, today reported results for the second quarter ended June 30, 2015.

Second Quarter 2015 Highlights

•	Record revenue of $65.9 million, up 65% from $40.0 million in Q2 2014

•	Net income of $7.6 million, up 62% from $4.7 million in Q2 2014

•	Adjusted EBITDA of $22.7 million, up 72% from $13.2 million in Q2 2014

•	Revenue per average active Encompass user of $526, up 28% from $410 in Q2 2014

“Ellie Mae had a very strong second quarter with financial results that exceeded expectations and record seat bookings of 11,800,” said Jonathan Corr, president and CEO of Ellie Mae.  “With a healthy pick up in the purchase market, our customers continued to grow their businesses and close more loans during the quarter.  The increased productivity of our customer base and continued adoption across our product portfolio drove a 28% year-over-year increase in average revenue per user.  Our highly differentiated approach to meeting lenders’ needs for loan quality, regulatory compliance and operating efficiency has resulted in growth that outpaced the overall mortgage origination market as we continued to capture market share.”

Financial Results
Total revenue for the second quarter of 2015 was $65.9 million, compared to $40.0 million for the second quarter of 2014. Net income for the second quarter of 2015 was $7.6 million, or $0.25 per diluted share, compared to net income of $4.7 million, or $0.16 per diluted share, for the second quarter of 2014.

On a non-GAAP basis, adjusted net income for the second quarter of 2015 was $14.9 million, or $0.48 per diluted share, compared to $9.4 million, or $0.32 per diluted share, for the second quarter of 2014. Adjusted EBITDA for the second quarter of 2015 was $22.7 million, compared to $13.2 million for the second quarter of 2014.

Additional information about the non-GAAP financial measures presented in this release, including a reconciliation of the non-GAAP financial measures to their related GAAP financial measures, is set forth below under the section entitled “Use of Non-GAAP Financial Measures.”

Exhibit 99.1

Key Operating Metrics:

•	The total number of active Encompass users increased 28% year-over-year to 127,000;

•	The total number of active users of the SaaS version of Encompass increased 47% year-over-year to 106,000, or 84% of all active Encompass users;

•	Total On-Demand revenue in the second quarter increased 70% year-over-year to $64.8 million, representing 98% of total revenue for the second quarter of 2015; and

•	Revenue per average active Encompass user in the second quarter increased 28% year-over-year to $526.

Third Quarter and Full Year 2015 Financial Outlook
For the third quarter of 2015, we expect revenue to be in the range of $61.0 million to $62.0 million. Net income is expected to be in the range of $1.8 million to $2.5 million, or $0.06 to $0.08 per diluted share. Adjusted net income is expected to be in the range of $9.8 million to $10.8 million, or $0.31 to $0.34 per diluted share. Adjusted EBITDA is expected to be in the range of $14.6 million to $16.3 million for the quarter.

For the full year 2015, revenue is expected to be in the range of $237.5 million to $238.5 million, up from the previously provided range of $223.0 million to $226.0 million. Net income is expected to be in the range of $10.0 million to $11.5 million, or $0.32 to $0.37 per diluted share, up from the previously provided range of $4.0 million to $5.0 million, or $0.13 to $0.16 per diluted share. Adjusted net income is expected to be in the range of $39.4 million to $41.6 million, or $1.27 to $1.32 per diluted share, up from the previously provided range of $34.4 million to $36.1 million, or $1.09 to $1.13 per diluted share. Adjusted EBITDA is expected to be in the range of $57.7 million to $61.6 million, up from the previously provided range of $48.6 million to $51.3 million.

Use of Non-GAAP Financial Measures
Ellie Mae (the “Company”) provides investors with the non-GAAP financial measures of adjusted net income, adjusted EBITDA and free cash flow in addition to the traditional GAAP operating performance measure of net income as part of its overall assessment of its performance. Adjusted net income consists of net income plus amortization of intangible assets and stock-based compensation expense. EBITDA consists of net income plus depreciation, amortization of intangible assets, other income, net and income tax provision. Adjusted EBITDA consists of EBITDA plus stock-based compensation expense. Free cash flow is calculated by subtracting cash paid for the acquisition of property and equipment from net cash provided by operating activities. Ellie Mae uses adjusted net income and adjusted EBITDA as measures of operating performance because they enable period to period comparisons by excluding potential differences caused by variations in the age and depreciable lives of fixed assets, the amortization of intangibles related to acquisitions, and changes in interest expense and interest income that are influenced by capital market conditions. The Company also believes it is useful to exclude stock-based compensation expense from adjusted net income and adjusted EBITDA because the amount of non-cash expense

Exhibit 99.1

associated with stock-based awards made at certain prices and points in time (a) do not necessarily reflect how the company’s business is performing at any particular time and (b) can vary significantly between periods due to the timing of new stock-based awards. Ellie Mae uses free cash flow as a complementary measure to its entire consolidated statements of cash flows since purchases of property and equipment are a necessary component of ongoing operations. These non-GAAP measures are not measurements of the Company’s financial performance under GAAP and have limitations as analytical tools. Accordingly, these non-GAAP financial measures should not be considered a substitute for, or superior to, net income or operating income or other financial measures calculated in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of the Company’s profitability or liquidity. The Company cautions that other companies in Ellie Mae’s industry may calculate adjusted net income and adjusted EBITDA differently than the Company does, further limiting their usefulness as a comparative measure. A reconciliation of net income to adjusted net income and adjusted EBITDA is included in the tables below.

Quarterly Conference Call
Ellie Mae will discuss its second quarter 2015 results today, July 30, 2015, via teleconference at 4:30 p.m. Eastern Time. To access the call, please dial 888-812-8534 or 913-312-0379 at least five minutes prior to the 4:30 p.m. Eastern Time start time. A live webcast of the call will be available on the Investor Relations section of the Company’s website at http://ir.elliemae.com. An audio replay of the call will be available through August 13, 2015 by dialing 888-203-1112 or 719-457-0820 and entering access code 2271372.

About Ellie Mae
Ellie Mae (NYSE:ELLI) is a leading provider of innovative on-demand software solutions and services for the residential mortgage industry. Ellie Mae’s Encompass® all-in-one mortgage management solution provides one system of record that allows banks, credit unions and mortgage lenders to originate and fund mortgages and improve compliance, loan quality and efficiency. Visit EllieMae.com or call 877.355.4362 to learn more.

Forward-Looking Statements
This press release contains forward-looking statements under the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These forward-looking statements include projected revenue, net income, adjusted EBITDA and adjusted net income for the second quarter and fiscal year 2015. These statements involve known and unknown risks, uncertainties and other factors which may cause Ellie Mae’s results to be materially different than those expressed or implied in such statements. Such differences may be based on factors such as changes in the volume of residential mortgage volume in the United States; changes in other macroeconomic factors affecting the residential real estate industry; changes in strategic planning decisions by management; our ability to manage growth and expenses as we continue to scale our business; reallocation of internal resources; changes in anticipated rates of existing customer conversions and SaaS seat additions, and new customer acquisitions; the possibility that economic benefits of future opportunities may never materialize, including unexpected variations in market growth and demand for the

Exhibit 99.1

acquired products and technologies; delays and disruptions, including changing relationships with partners, customers, employees or suppliers; the satisfactory performance, reliability and availability of our products and services; the amount of costs incurred in connection with supporting and integrating new customers and partners; ongoing personnel and logistical challenges of managing a larger organization; changes in other macroeconomic factors affecting the residential real estate industry and other risk factors included in documents that Ellie Mae has filed with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2014 as updated from time to time by our quarterly reports on Form 10-Q and our other filings with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on Ellie Mae’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Ellie Mae cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Ellie Mae expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

IR Contacts:

Edgar Luce
Executive VP and CFO
Ellie Mae, Inc.
(925) 227-7079
IR@elliemae.com

or

Michelle Gable
Vice President, Investor Relations
Ellie Mae, Inc.
(925) 227-7108
michelle.gable@elliemae.com

# # #

©2015 Ellie Mae, Inc. Ellie Mae®, Encompass®, AllRegs®, DataTrac®, Ellie Mae Network™, Total Quality Loan™, TQL™ and the Ellie Mae logo are trademarks of Ellie Mae, Inc. or its subsidiaries. All rights reserved. Other company and product names may be trademarks or copyrights of their respective owners.

Exhibit 99.1

Ellie Mae, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and per share amounts)

	June 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$34,918	$26,756
Short-term investments	57,116	49,352
Accounts receivable, net of allowances for doubtful accounts of $58 and $66 as of June 30, 2015 and December 31, 2014, respectively	29,168	20,403
Prepaid expenses and other current assets	11,433	16,021
Total current assets	132,635	112,532
Property and equipment, net	62,962	28,694
Long-term investments	50,119	58,679
Intangible assets, net	18,941	21,452
Goodwill	65,338	65,338
Deposits and other assets	8,319	3,425
Total assets	$338,314	$290,120
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,508	$6,726
Accrued and other current liabilities	24,640	16,822
Acquisition holdback, net of discount	522	522
Deferred revenue	14,289	9,729
Total current liabilities	45,959	33,799
Leases payable, net of current portion	2,146	443
Other long-term liabilities	13,369	2,994
Total liabilities	61,474	37,236

Stockholders’ equity:
Common stock, $0.0001 par value per share; 140,000,000 authorized shares, 29,566,184 and 28,907,147 shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively	3	3
Additional paid-in capital	262,680	242,527
Accumulated other comprehensive income (loss)	35	(95)
Retained earnings	14,122	10,449
Total stockholders’ equity	276,840	252,884
Total liabilities and stockholders’ equity	$338,314	$290,120

Exhibit 99.1

Ellie Mae, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)
(in thousands, except share and per share amounts)

	Three Months ended June 30,		Six Months ended June 30,
	2015	2014	2015	2014
Revenues	$65,942	$39,984	$120,131	$72,162
Cost of revenues	20,862	10,576	38,212	19,894
Gross profit	45,080	29,408	81,919	52,268
Operating expenses:
Sales and marketing	8,804	6,451	18,564	12,546
Research and development	9,282	6,077	17,579	12,892
General and administrative	14,149	9,551	26,451	18,544
Total operating expenses	32,235	22,079	62,594	43,982
Income from operations	12,845	7,329	19,325	8,286
Other income, net	153	109	285	209
Income before income taxes	12,998	7,438	19,610	8,495
Income tax provision	5,368	2,714	8,396	2,989
Net income	$7,630	$4,724	$11,214	$5,506
Net income per share of common stock:
Basic	$0.26	$0.17	$0.39	$0.20
Diluted	$0.25	$0.16	$0.37	$0.19
Weighted average common shares used in computing net income per share of common stock:
Basic	29,092,149	27,617,142	28,931,042	27,479,035
Diluted	30,807,417	29,288,928	30,643,071	29,192,867

Net income	$7,630	$4,724	$11,214	$5,506
Other comprehensive income, net of taxes:
Unrealized gain (loss) on investments	(41)	75	130	72
Comprehensive income	$7,589	$4,799	$11,344	$5,578

Exhibit 99.1

Ellie Mae, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Six Months ended June 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$11,214	$5,506
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	4,310	2,438
Provision for uncollectible accounts receivable	(6)	58
Amortization of intangible assets	2,511	1,040
Amortization of discount related to acquisition holdback	—	29
Stock-based compensation expense	11,084	7,488
Excess tax benefit from stock-based compensation	(3,852)	(2,256)
Loss on disposal of property and equipment	90	—
Amortization of investment premium	530	669
Deferred income taxes	6,433	—
Changes in operating assets and liabilities:
Accounts receivable	(8,759)	(4,815)
Prepaid expenses and other current assets	4,592	1,401
Deposits and other assets	(762)	(342)
Accounts payable	(984)	374
Accrued, other current and other liabilities	7,821	2,394
Deferred revenue	4,628	(181)
Net cash provided by operating activities	38,850	13,803
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(17,196)	(1,322)
Acquisition of internal-use software	(13,260)	(6,099)
Proceeds from sale of property and equipment	37	—
Purchases of investments	(28,306)	(38,867)
Maturities of investments	28,703	32,466
Acquisitions, net of cash acquired	—	(4,500)
Net cash used in investing activities	(30,022)	(18,322)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of capital lease obligations	(1,730)	(735)
Proceeds from issuance of common stock under employee stock plans	8,579	4,038
Payments for repurchase of common stock	(8,830)	—
Tax payments related to shares withheld for vested restricted stock units	(2,537)	(501)
Excess tax benefit from stock-based compensation	3,852	2,256
Net cash provided by (used in) financing activities	(666)	5,058
NET INCREASE IN CASH AND CASH EQUIVALENTS	8,162	539
CASH AND CASH EQUIVALENTS, Beginning of period	26,756	33,462
CASH AND CASH EQUIVALENTS, End of period	$34,918	$34,001
Supplemental disclosure of cash flow information:
Cash paid for interest	$69	$39
Cash paid for income taxes	$511	$18

Exhibit 99.1

Supplemental disclosure of non-cash investing and financing activities:
Fixed asset purchases not yet paid	$1,687	$404
Stock-based compensation capitalized to property and equipment	$464	$210
Acquisition of property and equipment under capital leases	$7,020	$1,195

Exhibit 99.1

Ellie Mae, Inc.
NON-GAAP RECONCILIATION
(UNAUDITED)
(in thousands, except share and per share amounts)

	Three Months ended June 30,		Six Months ended June 30,
	2015	2014	2015	2014
Net income	$7,630	$4,724	$11,214	$5,506
Depreciation	2,543	1,163	4,310	2,438
Amortization of intangible assets	1,179	535	2,511	1,040
Other income, net	(63)	(109)	(195)	(209)
Income tax provision	5,368	2,714	8,396	2,989
EBITDA	16,657	9,027	26,236	11,764

Stock-based compensation expense	6,077	4,178	11,084	7,488
Adjusted EBITDA	$22,734	$13,205	$37,320	$19,252

Net income	$7,630	$4,724	$11,214	$5,506
Stock-based compensation expense	6,077	4,178	11,084	7,488
Amortization of intangible assets	1,179	535	2,511	1,040
Adjusted net income	$14,886	$9,437	$24,809	$14,034

Shares used to compute non-GAAP net income per share
Basic	29,092,149	27,617,142	28,931,042	27,479,035
Diluted	30,807,417	29,288,928	30,643,071	29,192,867

Adjusted net income per share
Basic	$0.51	$0.34	$0.86	$0.51
Diluted	$0.48	$0.32	$0.81	$0.48

Net cash provided by operating activities	$27,904	$11,680	$38,850	$13,803
Acquisition of property and equipment	(14,441)	(4,873)	(30,456)	(7,421)
Free cash flow	$13,463	$6,807	$8,394	$6,382

Exhibit 99.1

Ellie Mae, Inc.
NON-GAAP RECONCILIATION
(UNAUDITED)
(in thousands, except share and per share amounts)

	Third Quarter 2015 Projected Range		Fiscal 2015 Projected Range
Net income	$1,800	$2,500	$10,000	$11,500

Depreciation	2,800	3,000	10,700	11,300
Amortization of intangible assets	1,200	1,300	4,900	5,100
Income tax provision/other	2,000	2,500	7,600	8,700
EBITDA	7,800	9,300	33,200	36,600

Stock-based compensation expense	6,800	7,000	24,500	25,000
Adjusted EBITDA	$14,600	$16,300	$57,700	$61,600

Net income	$1,800	$2,500	$10,000	$11,500
Stock-based compensation expense	6,800	7,000	24,500	25,000
Amortization of intangible assets	1,200	1,300	4,900	5,100
Adjusted net income	$9,800	$10,800	$39,400	$41,600

Shares used to compute non-GAAP net income per share
Basic	29,000,000	30,000,000	29,000,000	29,500,000
Diluted	31,500,000	32,000,000	31,000,000	31,500,000

Projected net income per share
Basic	$0.06	$0.08	$0.34	$0.39
Diluted	$0.06	$0.08	$0.32	$0.37

Adjusted net income per share
Basic	$0.34	$0.36	$1.36	$1.41
Diluted	$0.31	$0.34	$1.27	$1.32